Exhibit 10.2

DEBT SETTLEMENT AGREEMENT

THIS DEBT SETTLEMENT AGREEMENT (the “Agreement”) is entered into as of February 24, 2014 by and between SmartData Corporation  (“SmartData”) whose address is  P.O. Box 1593, Moab, Utah and Burkeley J. Priest (“Priest”), whose address is P.O. Box 1593 Moab, Utah 84532 and Munson Family Limited Partnership (“Munson”), whose address is 3374 Starview Dr. Bend, OR 97701.

WHEREAS, SmartData wishes to settle $97,817.61 in convertible debt, which the parties agree represents all of the outstanding convertible debt owed to Priest and Munson as of February 23, 2014.

NOW THEREFORE, in consideration of the covenants contained herein, the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Priest shall receive $19,500 in Cash and a promissory note for $33,341, a copy of which is attached hereto (“Burkeley Note”).

Munson Family Limited Partnership shall receive a promissory note for $16,659, a copy of which is attached hereto (“Munson Note”)

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and with the intent to be legally bound hereby, Priest and Munson do hereby release, acquit, and forever discharge SmartData from and does hereby covenant and agree never to institute or cause to be instituted any suit or other form of action or proceeding of any kind or nature whatsoever based upon the Settlement of the Debt against SmartData, its successors and assigns and each of their respective past and present, direct and indirect, subsidiary, parent, and affiliated entities, and to each of their respective past and present employees, agents attorneys in fact, attorneys at law, representatives, officers, directors, shareholders, partners and joint ventures.

This agreement shall be construed according to the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties, intending to be bound hereby, have executed this agreement as of the date first written above.

SmartData Corporation	Burkeley J. Priest

/s/ Bruce Lybbert	/s/Burkeley J. Priest
By: Bruce Lybbert, Director	By: Burkeley J. Priest
Munson Family Limited Partnership

/s/ Gerald Rice
By: Gerald Rice